Exhibit 10.10

TECHTARGET, INC.

Incentive Stock Option Grant Agreement under the
1999 Stock Option Plan

[Merit Option Grant—for grants occurring after September 27, 2006]

(Number of shares listed on the Grant Summary Letter)

Number of Shares

(Date of Grant listed on the Grant Summary Letter)

Date of Grant

        TechTarget, Inc., a Delaware Corporation (the "Corporation"), hereby grants to (the "Optionholder"), as of the date stated above, an option (the "Option") to purchase the number of shares stated above (the "Shares") of the Corporation's Common Stock $.001 par value per share (the "Common Stock"), pursuant to the Corporation's 1999 Stock Option Plan (the "Plan"), a copy of which is attached hereto and is incorporated herein in its entirety by this reference.

        The Optionholder hereby accepts the Option, subject to the terms and conditions set forth in the Plan as fully as if they were set forth herein, and to the following additional terms and conditions:

        1.    Type of Option.    It is intended that the Option be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.    Exercise Price.    The price at which Shares may be purchased pursuant to the Option is (strike price listed on the Grant Summary Letter) per share.

        3.    Option Period.    The Option expires ten years from the date of grant, as set forth above. The Optionholder should take special note that the Option may be terminated early by certain events including termination of employment, disability or death, as provided in the Plan.

        4.    Vesting of Right to Exercise    During the first year commencing on the date of grant, the Option shall not be exercisable to any extent. Commencing on the first day following the first anniversary of the date of grant and during the ensuing 91 day period, the Option may be exercised for not more than one-fourth (25%) of the Shares. Thereafter, commencing on the first day following the end of the prior 91 day period and during each of the ensuing twelve 91 day periods, the Option may be exercised (to the extent not already exercised) for not more than an additional one-sixteenth (6.25%) of the Shares. After the fourth anniversary of the date of grant, for the duration of the Option, the Option may be exercised in full.

        5.    Exercise.    (a) The Option may be exercised from time to time with respect to all or any part of the Shares as to which it is exercisable at the time; provided, however, that it may not be exercised as to less than 100 Shares at any one time, except with respect to the remaining Shares then purchasable under the Option, if less than 100 Shares. No fractional Shares may be purchased except in combination with a fraction or fractions under another presently exercisable option or options granted under the Plan, and then only to the extent that such combination equals a full Share.

        (b)   To exercise the Option, the Optionholder (or other person exercising the Option) must deliver to the Corporation the following:

          1.     a completed and signed notice of exercise, in the form of Attachment A hereto, stating the number of Shares to be purchased. If the Option is being exercised by a person other than the Optionholder, the notice of exercise must be accompanied by proof of the right of such person to exercise the Option and such other pertinent information as the Corporation deems necessary;

          2.     two (2) signed Stock Restriction Agreements (the "Stock Restriction Agreement"), in the form attached hereto as Attachment B or, in the event the Optionholder owns five percent (5%) or more of the capital stock of the Corporation, calculated on a fully diluted basis, in substantially the form attached hereto as Attachment C. The shares purchased pursuant to exercise of the Option shall be subject to the restrictions and limitations set forth in such agreement or other agreement to which the optionee may be a party (e.g. a shareholders' agreement); and

          3.     payment in full of the exercise price for the Shares being purchased (i) in cash or by certified check, bank draft or money order made payable to the order of the Company, (ii) by delivery of shares of Common Stock having a fair market value (as determined by the Board in good faith in its reasonable discretion) on the date of exercise equal to the exercise price, (iii) by a combination of cash and Common Stock, or (iv) if previously approved by the Board, by a combination of cash, Common Stock and a promissory note in accordance with the terms of the Plan; provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company already owned by the Optionholder may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board (unless otherwise permitted by the Board).

        In addition, the exercise of an Option shall be subject to satisfaction of all conditions the Board may impose on the exercise of such Option pursuant to this Agreement or the Plan, and any such exercise shall be effective only after all such conditions have been satisfied.

        6.    No Rights as Stockholder.    The Optionholder (or any other person entitled to exercise the Option) shall not be entitled to any rights as a stockholder of the Corporation with respect to any Shares covered by the Option until such Shares shall have been registered on the stock transfer books of the Corporation in the name of the Optionholder (or such other person).

        7.    Notice of Premature Disposition.    If, within two years from the date of grant or within one year after the transfer of Shares to the Optionholder upon exercise of the Option, the Optionholder makes a disposition (as defined in Section 424(c) of the Code) of any Shares, the Optionholder shall notify the Clerk of the Corporation within 10 days after such disposition.

        8.    Compliance with Laws, Regulations and Rules.    The Plan, this Agreement, the Option and the obligation of the Corporation to sell and deliver the Shares upon exercise of the Option are and shall be subject to (a) all applicable laws, government regulations and rules and (b) all applicable regulations and rules adopted by the Board in accordance with the Plan. If at any time the Board determines in its discretion that the listing, registration or qualification, on any securities exchange or under any federal or state law, of the Shares deliverable upon exercise of the Option, or the consent or approval of any regulatory body, or compliance with any law, rule or regulation, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares, then exercise of the Option shall not be effective unless such listing, registration, qualification, consent, approval or compliance shall have been effected or obtained free of any conditions not acceptable to the Board.

        9.    Legend on Certificates.    Each certificate representing the Shares shall bear restrictive legends referring to the restrictions on transfer and repurchase rights of the Company contained in the Stock Restriction Agreement and the restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Act"), and any applicable exemption therefrom pursuant to which the Shares may be issued.

        10.    Lock-up Provision.    The Optionholder and each permitted transferee hereunder agrees that if the Company proposes to offer for sale to the public any shares pursuant to a public offering under the Act and if requested by the Company and any underwriter engaged by the Company, then such Optionholder and each permitted transferee hereunder agrees not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by him, her or them (except for any securities sold pursuant to such registration statement) or enter into any "Hedging Transaction" (as defined below) relating to any securities of the Company (including, without limitation, pursuant to Rule 144 under the Act or any successor similar exemptive rule hereinafter in effect) held by him, her or them for such period following the effective date of the registration statement of the Company filed under the Act with respect to such offering, as the Company or such underwriter shall specify reasonably and in good faith, not to exceed one hundred eighty (180) days in the case of the Company's Initial Public Offering or ninety (90) days in the case of any other follow-on offering. For purposes of this Section 4, "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Shares.

        11.    No Employment Rights.    Nothing in the Plan, the Option or this Option Agreement confers upon the Optionholder any right to continued employment or interferes with the right of the Corporation to terminate the Optionholder's employment.

        12.    Taxes.    As a condition of issuance of Shares under this Option, the Optionholder agrees that, if at the time the Option is exercised the Board determines that under applicable law and regulations the Corporation could be liable for the withholding of any federal or state tax with respect to a disposition of the Shares received upon exercise, the Board may require the Optionholder to give, or to agree to give, such security as the Board deems adequate to meet the potential liability of the Corporation for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

        13.    Definition.    As used in this Agreement, the term "Corporation" shall include any subsidiary or parent of the Corporation as defined in Sections 424(e) and (f) of the Code.

        14.    Amendments.    The Board may at any time or times amend the Plan or the Option for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. No termination or amendment of the Plan or amendment of the Option shall, without the Optionholder's consent, adversely affect the Optionholder's rights under the Option.

        15.    Consistency with Plan.    If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the latter shall control.

TECHTARGET, INC.
By
Name: Eric Sockol
Title: Chief Financial Officer

Optionholder